Exhibit 10.42

EXECUTION VERSION

AWARD AGREEMENT

THIS AWARD AGREEMENT (this “Agreement”) IS DATED AS OF MARCH 13, 2019 (the “Effective Date”), BY AND AMONG ENDEAVOR OPERATING COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“EOC Parent”), ENDEAVOR GROUP HOLDINGS, INC., A DELAWARE CORPORATION (“EGH”), PATRICK WHITESELL, AN INDIVIDUAL (the “Grantee”), AND, SOLELY FOR PURPOSES OF SECTIONS 1 AND 3 HEREOF, WME IRIS MANAGEMENT HOLDCO II, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“Iris II”), WME IRIS MANAGEMENT V HOLDCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“Iris V”), WME HOLDCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“WME Holdco”).

RECITALS

A.

EOC Parent, Iris II, Iris V, WME Holdco and Grantee are party to that certain Amended and Restated Vesting Side Letter, dated as of December 18, 2013 (as amended, restated, modified or supplemented, the “Vesting Letter”).

B.

EOC Parent (on behalf of itself and William Morris Endeavor Entertainment, LLC), Iris II, Iris V, WME Holdco and Grantee acknowledge and agree that as of the Effective Date, the Vesting Letter shall be superseded in its entirety by this Agreement and the Vesting Letter shall hereby terminate and no longer have any force or effect.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.	Grantee’s Owned Units.

(a) EOC Parent, Iris II, Iris V and WME Holdco each acknowledge and agree that, as of the Effective Date, (i) Grantee, or his Related Person(s), owns the class and number of non-forfeitable and non-redeemable equity securities set forth on Schedule A attached hereto (the “Owned Units”), (ii) the number of vested and unvested Owned Units is set forth opposite such Owned Units under the headings “Vested Owned Units” and “Unvested Owned Units”, respectively, (iii) the unvested Owned Units shall vest in accordance with the vesting principles set forth on Schedule B attached hereto and (iv) the Distribution Threshold of the Owned Units, to the extent such Owned Units are profits interests, is set forth opposite such Owned Units under the heading “Distribution Threshold”, and is subject to the principles set forth opposite such Owned Units under the heading “Catch-Up Principles”.

(b) The Distribution Threshold of the Owned Units, as applicable, may be adjusted by, prior to an initial public offering of equity securities of EOC Parent, EGH, or any other vehicle formed for the purpose of effecting an initial public offering of EOC Parent or EGH (an “IPO”), the board of directors of EOC Parent (the “EOC Parent Board”), and following an IPO, the Executive Committee of the board of directors of EGH, or, if the Executive Committee of the board of directors of EGH is dissolved and no such committee exists as the applicable time of determination, the board of directors of EGH (each, as applicable, the “EGH Governing Body”), in good faith, to account for capital contributions, distributions or other similar events; provided, that in the case of adjustments to the Distribution Threshold, such adjustment shall only be by the amount necessary so that the Owned Units satisfy the requirements for a profits interest as set forth in Internal Revenue Service (“IRS”) Revenue Procedures 93-27 and 2001-43, or any future IRS guidance or other authority that supplements or supersedes the foregoing IRS Revenue Procedures.

(c) Notwithstanding anything to the contrary in the limited liability company agreements of EOC Parent, Iris II or Iris V, none of Grantee’s Iris II Units, Key Employee Units or Iris V Units (each, as defined on Schedule A hereto) shall (i) be converted, recapitalized, reclassified, redeemed or otherwise exchanged in connection with an IPO; or (ii) be subject to any exchange, repurchase or redemption rights of EOC Parent, EGH, Iris II, Iris V or any of their respective Affiliates, in each case of clauses (i) and (ii), without Grantee’s express prior written consent in Grantee’s sole discretion. Without limiting the foregoing, Grantee, EOC, EGH, Iris V and WME Holdco agree that Grantee shall provide his written consent to have his Owned Units that are “catch-up” or “partial catch-up” profits interests that, based on the total equity value of EOC Parent implied by the offering price of a share of common stock of EGH to the public in such IPO, will receive the same economics that they would have received if such Owned Units had a Distribution Threshold equal to the applicable “catch-up” or “partial catch-up” Distribution Threshold of such Owned Units set forth on Schedule A, be converted, recapitalized, reclassified, redeemed or otherwise exchanged into Class A Common Units of EOC Parent in connection with such IPO.

2.	Other Agreements.

(a) Upon a termination of Grantee’s employment with Employer (as defined in Grantee’s Employment Agreement) for any reason, Grantee may, but shall not be obligated to, elect to cause Grantee’s vested Owned Units to be exchanged or redeemed for Class A Common Units of EOC Parent or Class A Common Stock of EGH, in each case, having a value equal to such vested Owned Units as of the time of such exchange or redemption. If Grantee makes such an election, each of EOC Parent and EGH agree to take all actions necessary in order to facilitate the consummation of the foregoing.

(b) Following an IPO, EGH hereby agrees to cause Employer to perform all of Employer’s agreements, covenants and obligations under this Agreement on a timely basis. EGH hereby irrevocably and unconditionally guarantees to Grantee the full and complete payment and performance by Employer of its obligations under this Agreement and shall be liable for any breach of any covenant or obligation of Employer under this Agreement. This guarantee is an absolute and continuing guarantee of payment and performance, and shall be unconditional irrespective of the validity, regularity or enforceability of this Agreement. EGH hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Employer, protest, notice and all demands whatsoever in connection with the performance of its obligations under this Agreement.

3.	Miscellaneous.

3.1 Notices. Notices to EOC Parent hereunder shall be addressed to EOC Parent at the principal executive office of EOC Parent, unless otherwise designated in writing by EOC Parent. Notices to Grantee hereunder shall be addressed to Grantee at the address appearing in the personnel records of Employer or an Affiliate thereof for Grantee, unless otherwise designated in writing by Grantee.

3.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware applicable to contracts entered into and wholly performed in said state. No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

3.3 Disputes. Upon the occurrence of any dispute or disagreement between the parties hereto arising out of or in connection with any term of this Agreement, the subject matter hereof, or the interpretation or enforcement hereof, the parties shall comply with the dispute resolution procedure set forth in Section 12 of the Employment Agreement.

3.4 Entire Agreement. This Agreement, together with the organizational documents of EOC Parent, Iris II, Iris V, EGH and any other documents which may be entered into by Grantee and Employer on and after the Effective Date, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussion and preliminary agreements. This Agreement may not be amended except in writing executed by the parties hereto. EOC Parent (on behalf of itself and William Morris Endeavor Entertainment, LLC), Iris II, Iris V, WME Holdco and Grantee acknowledge and agree that as of the Effective Date, the Vesting Letter shall be superseded in its entirety by this Agreement and the Vesting Letter shall hereby terminate and no longer have any force or effect.

3.5 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

3.6 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

3.7 Interpretation. Defined terms used in this Agreement in the singular shall import the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement (including any schedules or annexes attached hereto) as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time and as from time to time amended, modified or supplemented, including by succession of successor rules, regulations or forms. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to the number of Owned Units means such Owned Units as appropriately adjusted to give effect to any share combinations, restructuring or other capitalizations of EOC Parent or its capital structures. Any reference herein to the holder of a particular class or series of Owned Units shall be a reference to such Person solely in its capacity as a holder of that particular class or series of such Owned Units.

3.8 Definitions.

(i) “Affiliates” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person, and including any Trust or Family Member of such Person.

(ii) “Cause” shall have the meaning set forth in the Employment Agreement.

(iii) “Disability” shall have the meaning set forth in the Employment Agreement.

(iv) “Distribution Threshold” means the “Distribution Threshold” set forth opposite each applicable Owned Unit on Schedule A, as may be adjusted in accordance with Section 1(b).

(v) “Employment Agreement” means that certain Second Amended and Restated Term Employment Agreement, by and among Grantee, EOC Parent and EGH, effective as of the Effective Date.

(vi) “EOC Parent LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of EOC Parent, dated as of May 6, 2014, as may be amended, restated, modified or supplemented, from time to time.

(vii) “Family Member” means with respect to a Person, such Person’s husband, wife, domestic partner, parents, children or siblings, including any Affiliates thereof.

(viii) “Good Reason” shall have the meaning set forth in the Employment Agreement.

(ix) “Membership Interests” shall have the meaning set forth in the EOC Parent LLC Agreement.

(x) “Performance Equity Value” means, at any applicable time of determination, the total equity value of EOC Parent, which shall be equal to:

(A)

if such time of determination is prior to or in connection with an IPO, the highest of (w) in the case of a Sale Transaction, the total equity value of EOC Parent implied from such Sale Transaction assuming a sale of one hundred percent (100%) of the Membership Interests of EOC Parent; (x) in case that Grantee requests a determination of Performance Equity Value at any time not more than once every twelve (12) months and no earlier than at least six (6) months following the Effective Date, the total equity value of EOC Parent if all of the equity interests of EOC Parent were sold by a seller with no compulsion to sell to a willing buyer in all cash arm’s length transaction, as determined by a third party valuation firm of national reputation chosen by the mutual agreement of the EOC Parent Board (excluding Grantee and Ariel Emanuel), Grantee and Ariel Emanuel; (y) in the case of one or more Specified Equity Transactions having been consummated during such period, the highest total equity value of EOC Parent implied from any such single Specified Equity Transaction consummated during the 180-day period (or such other period as Grantee, Ariel Emanuel and the EOC Parent Board (excluding Grantee and Ariel Emanuel) may agree) immediately preceding such applicable time of determination; and (z) in the case of an IPO (as defined in the EOC Parent LLC Agreement), the total equity value of EOC Parent based upon the offering price of a share of common stock of EGH to the public in such IPO; or

(B)

if such time of determination is following an IPO, the highest of: (x) in the case of a Sale Transaction, the total equity value of EOC Parent implied from such Sale Transaction assuming a sale of one hundred percent (100%) of the Membership Interests of EOC Parent, (y) in the case of one or more Specified Equity Transactions having been consummated during such period, the highest total equity value of EOC Parent implied from any such single Specified Equity Transaction consummated during the 180-day period (or such other period as Grantee, Ariel Emanuel and the EOC Parent Board (excluding Grantee and Ariel Emanuel) may agree) immediately preceding such applicable time of determination and (z) the total equity value of EGH and its subsidiaries based upon the volume weighted average price of a share of common stock of EGH on the primary exchange on which it is listed during the 30 consecutive trading days immediately preceding such applicable time of determination.

Each Performance Equity Value threshold in this Agreement shall be reduced by the EOC Parent Board or, following an IPO, the EGH Governing Body, as applicable, in good faith, to account for any distributions of non-cash assets or property or any extraordinary cash distributions (excluding tax distributions and distributions made pursuant to subclauses (1), (2) and (3) of Section 4.03(b) of the EOC Parent LLC Agreement (or any successor provision thereto)) by EOC Parent or EGH, as applicable.

(xi) “Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

(xii) “Related Person(s)” means any Family Member, Trust and any other Person of which Grantee or any of the foregoing has a direct or indirect economic or beneficial or other interest in or is a beneficiary of.

(xiii) “Sale Transaction” shall have the meaning set forth in the EOC Parent LLC Agreement.

(xiv) “Specified Equity Transaction” means (x) an issuance or sale consummated by EOC Parent (other than any issuance or sale by EOC Parent to any employees of (and including any individual consultants to) EOC Parent or its subsidiaries) of any class or series of Membership Interests of EOC Parent; or (y) any other consummated transaction (including by merger) other than those described above, regardless of how structured, involving the acquisition of such Membership Interests of EOC Parent, in the case of each of clauses (x) and (y), in one or more related consummated transactions in which the aggregate consideration is greater than fifty million dollars ($50,000,000). In the case of each of clauses (x) and (y), the EOC Parent Board shall determine the fair market value of any noncash consideration contemplated in connection therewith, in good faith, subject to the dispute resolution mechanism contemplated in the definition of “Fair Market Value” in the EOC Parent LLC Agreement.

(xv) “Trust” means, with respect to Grantee, (i) a revocable trust that is treated as a grantor trust for income tax purposes; provided, that and only so long as (a) the beneficiaries of such Trust includes only Grantee and Grantee’s spouse, domestic partner or lineal descendants; and (b) Grantee retains exclusive voting control over the Owned Units, in a trustee capacity or otherwise or (ii) any other trust that is solely for bona fide estate planning purposes that shall not, and shall not be used to, circumvent the provisions herein; provided, that and only so long as the beneficiaries of such Trust include only Grantee and Grantee’s spouse, domestic partner or lineal descendants.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

/s/ Patrick Whitesell
Patrick Whitesell

ENDEAVOR OPERATING COMPANY, LLC

By
Its	Authorized Signatory

ENDEAVOR GROUP HOLDINGS, INC.

By
Its	Authorized Signatory

Solely for purposes of Sections 1 and 4:

WME IRIS MANAGEMENT HOLDCO II, LLC

By
Its	Authorized Signatory

WME IRIS MANAGEMENT V HOLDCO, LLC

By
Its	Authorized Signatory

WME HOLDCO, LLC

By
Its	Authorized Signatory

SCHEDULE A

Owned Units (as of the Effective Date, except as otherwise noted)

Owned Units	Vested Owned Units	Unvested Owned Units	Distribution Threshold[1]	Catch-Up Principles
96,797,917 Class A Units of WME Holdco, LLC	96,797,917	0	Not applicable.	Not applicable.

12,654,345 Class B Units of WME Iris Management Holdco II, LLC	12,654,345	0	$3,500,771,666	Not applicable.

59,598,929 2017 Key Employee Profits Units of EOC Parent (“Key Employee Units”)	18,374,628	41,224,301	$5,412,062,174	Grantee’s Key Employee Units will “catch-up” on distributions or appreciation from and after such Distribution Threshold is met so that, assuming sufficient distribution or appreciation, such Key Employee Units will “catch-up” and receive the same economics in any applicable distribution under the terms of the EOC Parent LLC Agreement that they would have received if the Key Employee Units had a Distribution Threshold of $4,980,762,192.[2]

15,676,998 Executive Management Units of WME Iris Management V Holdco, LLC (“Iris V Units”)	3,135,399	12,541,599	$5,412,062,174	Grantee’s Iris V Units will “catch-up” on distributions or appreciation from and after such Distribution Threshold is met so that, assuming sufficient distribution or appreciation, such Iris V Units will “catch-up” and receive the same economics in any applicable distribution under the terms of the EOC Parent LLC Agreement that they would have received if the Iris V Units had a Distribution Threshold of $0.

[1]	Distribution Thresholds are as of December 31, 2018.
[2]	Distribution Threshold is as of December 31, 2018.

ANNEX I

1.	Key Employee Units:

A.	For purposes of this Schedule B:

(i) “Key Employee Performance Based Units” means 22,968,283 Key Employee Units.

(ii) “Key Employee Time Based Units” means 22,968,283 Key Employee Units.

(iii) “Key Employee Upside Units” means 13,662,363 Key Employee Units.

B.

Grantee’s Key Employee Time Based Units shall vest in such amounts and at such times, so that, as of the applicable time of determination, one-fifth of Grantee’s Key Employee Time Based Units shall be vested on the first anniversary of January 1, 2017 (the “Key Employee Effective Date”), two-fifths of Grantee’s Key Employee Time Based Units shall be vested on the second anniversary of the Key Employee Effective Date, three-fifths of Grantee’s Key Employee Time Based Units shall be vested on the third anniversary of the Key Employee Effective Date, four-fifths of Grantee’s Key Employee Time Based Units shall be vested on the fourth anniversary of the Key Employee Effective Date and all of Grantee’s Key Employee Time Based Units shall be vested on the fifth anniversary of the Key Employee Effective Date. Notwithstanding the foregoing, (I) all of Grantee’s Key Employee Time Based Units shall be vested upon the earlier of (x) the consummation of a Sale Transaction and (y) the achievement by EOC Parent of a Performance Equity Value of $9,000,000,000; and (II) immediately following the consummation of an IPO, an additional number of Grantee’s unvested Key Employee Time Based Units shall be vested if necessary so that the total number of vested Key Employee Time Based Units shall equal the total number of vested Key Employee Performance Based Units at such time (a “Key Employee IPO Adjustment”), provided, that, upon a Key Employee IPO Adjustment, all of Grantee’s unvested Key Employee Time Based Units outstanding as of immediately following such Key Employee IPO Adjustment shall thereafter vest annually in equal installments over a number of anniversaries of the 2017 Effective Date thereafter equal to (x) five (5) minus (y) the product of five (5) multiplied by the aggregate percentage of Grantee’s Key Employee Time Based Units vested as of immediately following such Key Employee IPO Adjustment.

C.

The Key Employee Performance Based Units shall vest in such amounts and at such times, so that, as of the applicable time of determination, one-fifth of Grantee’s Key Employee Performance Based Units shall be vested upon the achievement by EOC Parent of a Performance Equity Value of $5,000,000,000, two-fifths of Grantee’s Key Employee Performance Based Units shall be vested upon the achievement by EOC Parent of a Performance Equity Value of $6,000,000,000, three-fifths of Grantee’s Key Employee Performance Based

Units shall be vested upon the achievement by EOC Parent of a Performance Equity Value of $7,000,000,000, four-fifths of Grantee’s Key Employee Performance Based Units shall be vested upon the achievement by EOC Parent of a Performance Equity Value of $8,000,000,000 and all of Grantee’s Key Employee Time Based Units shall be vested upon the achievement by EOC Parent of a Performance Equity Value of $9,000,000,000. Any of Grantee’s Key Employee Performance Based Units that do not vest upon a Sale Transaction based on the Performance Equity Value implied thereby in accordance with the foregoing shall remain outstanding and shall continue to be subject to vesting in accordance with the terms of this Section 1C, or, alternatively, may be rolled over into equity interests of the buyer with an equivalent economic value as of the consummation of such Sale Transaction and vesting conditions that are no less favorable to Grantee than the remaining vesting conditions with respect to Grantee’s unvested Key Employee Performance Based Units as of the consummation of such Sale Transaction. Any of Grantee’s Key Employee Performance Based Units that do not vest upon the consummation of an IPO based on the Performance Equity Value implied thereby in accordance with the foregoing shall remain outstanding and shall continue to be subject to vesting in accordance with the terms of this Section 1C.

D.

The Key Employee Upside Units shall be vested upon the achievement of a Performance Equity Value of $9,000,000,000. Any of Grantee’s Key Employee Upside Units that do not vest upon a Sale Transaction based on the Performance Equity Value implied thereby in accordance with the foregoing shall remain outstanding and shall continue to be subject to vesting in accordance with the terms of this Section 1D, or, alternatively, may be rolled over into equity interests of the buyer with an equivalent economic value as of the consummation of such Sale Transaction and vesting conditions that are no less favorable to Grantee than the remaining vesting condition with respect to Grantee’s unvested Key Employee Upside Units as of the consummation of such Sale Transaction. Any of Grantee’s Key Employee Upside Units that do not vest upon the consummation of an IPO based on the Performance Equity Value implied thereby in accordance with the foregoing shall remain outstanding and shall continue to be subject to vesting in accordance with the terms of this Section 1D.

E.

Notwithstanding anything to the contrary in Sections 1B, 1C and 1D of this Schedule B, (i) if Grantee’s employment with Employer is terminated by Employer without Cause or by Grantee with Good Reason, (x) 100% of Grantee’s then-unvested Key Employee Time Based Units shall be vested, non-forfeitable and non-redeemable upon the occurrence of such event and (y) all of Grantee’s unvested Key Employee Performance Based Units and Key Employee Upside Units shall remain outstanding and shall be vested solely upon the achievement of the applicable Performance Equity Value within twenty-four (24) months of such date of termination (and shall be automatically forfeited upon the expiration of such 24-month period to the extent still unvested at that time), (ii) if Grantee’s employment with Employer is terminated due to Grantee’s death or Disability, a

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portion of Grantee’s then-unvested Key Employee Time Based Units and Key Employee Performance Based Units, if any, will become fully vested, non-forfeitable and non-redeemable on the date of such termination to the extent necessary so that one-third of Grantee’s Key Employee Time Based Units and Key Employee Performance Based Units, respectively, will have become fully vested, non-forfeitable and non-redeemable as of such date and (iii) if Grantee’s employment with Employer is terminated for any reason other than by Employer without Cause or by Grantee with Good Reason, then, subject to the vesting principles set forth in this Schedule B applicable to Grantee’s Key Employee Units, all of Grantee’s unvested Key Employee Units shall be forfeited.

2.	Iris V Units:

A.

Grantee’s Iris V Units shall vest in such amounts and at such times, so that one-fifth of Grantee’s Iris V Units shall be vested on the first anniversary of August 15, 2017 (the “Iris V Effective Date”), two-fifths of Grantee’s Iris V Units shall be vested on the second anniversary of the Iris V Effective Date, three-fifths of Grantee’s Iris V Units shall be vested on the third anniversary of the Iris V Effective Date, four fifths of Grantee’s Iris V Units shall be vested on the fourth anniversary of the Iris V Effective Date and all of Grantee’s Iris V Units shall be vested on the fifth anniversary of the Iris V Effective Date.

B.

Notwithstanding anything to the contrary in Section 2A of this Schedule B, (i) upon the earliest to occur of (x) the consummation of an IPO (as defined in the EOC Parent LLC Agreement), (y) the consummation of a Sale Transaction and (z) the date Grantee’s employment with Employer is terminated by Employer without Cause or by Grantee with Good Reason (each as defined in Grantee’s Employment Agreement), 100% of Grantee’s Iris V Units shall be vested, non-forfeitable and non-redeemable upon the occurrence of such event, (ii) if Grantee’s employment with Employer is terminated due to Grantee’s death or Disability, a portion of Grantee’s then-unvested Iris V Units, if any, will become fully vested, non-forfeitable and non-redeemable on the date of such termination to the extent necessary so that one-third of Grantee’s Iris V Units will have become fully vested, non-forfeitable and non-redeemable as of such date and (iii) if Grantee’s employment with Employer is terminated for any reason other than by Employer without Cause or by Grantee with Good Reason, then, subject to the vesting principles set forth in this Schedule B applicable to Grantee’s Iris V Units, all of Grantee’s unvested Iris V Units shall be forfeited.

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